SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2016

REGENCY CENTERS CORPORATION

REGENCY CENTERS, L.P.

(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L.P.)	1-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2016, Regency Centers, L.P. (“RCLP”), Regency Centers Corporation (“Regency”), Wells Fargo Bank, National Association (the “Administrative Agent”), and certain lenders entered into the Fifth Amendment to Term Loan Agreement dated as of July 7, 2016 (the “Fifth Amendment”).

The Fifth Amendment increases the size of the term loan facility by an additional $100,000,000 to $265,000,000, eliminates the delayed draw feature in the Term Loan Agreement, and reduces the applicable interest rate to LIBOR plus 0.95% based upon RCLP’s credit rating. Simultaneously with closing, Regency executed interest rate swaps for the full notional amount of the facility, which fixes the interest rate at 2.00% through maturity.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to a copy of the Fifth Amendment filed as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Fifth Amendment in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosures.

On July 7, 2016, Regency issued a press release announcing the entry into the Fifth Amendment. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Fifth Amendment to Term Loan Agreement, dated as of July 7, 2016, by and among Regency Centers, L.P., Regency Centers Corporation, Wells Fargo Bank, National Association, as Administrative Agent, and each of the financial institutions party thereto.

Exhibit 99.1	Press release dated July 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

Date: July 7, 2016	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

REGENCY CENTERS, L.P.

Date: July 7, 2016	By:	Regency Centers, Corporation, its general partner

	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President and Treasurer

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